Exhibit 10.2

LIMITED WAIVER UNDER ADVISORY AGREEMENT

This LIMITED WAIVER UNDER ADVISORY AGREEMENT (this “Waiver”) is entered into as of October 20, 2026, by and among ASHFORD HOSPITALITY TRUST, INC. (the “Company”), ASHFORD HOSPITALITY LIMITED PARTNERSHIP (the “Operating Partnership”), ASHFORD TRS CORPORATION (“TRS”), ASHFORD INC. (“AINC”), and ASHFORD HOSPITALITY ADVISORS LLC (“Ashford LLC” and, together with AINC, the “Advisor”).

RECITALS:

A.            The parties hereto are parties to that certain Fourth Amended and Restated Advisory Agreement, dated as of March 27, 2026 and effective as of January 25, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Advisory Agreement”), pursuant to which, among other things, the Company has agreed to pay to the Advisor, in consideration of the provision of advisory services, a Base Fee and Incentive Fee (the “Advisory Fees”).

B.            The independent directors of the Company’s Board of Directors have determined that it is in the best interests of the Company and its stockholders for AINC to waive the requirement that the Company pay the Advisory Fees that would otherwise be payable to AINC for the duration of the Waiver Period (as defined below) and for AINC to commit to acquire certain shares of common stock of the Company pursuant to a share purchase agreement being entered into between the Company and AINC simultaneously with the entry into this Waiver (the “SPA”).

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

Section 1.           Definitions.

1.1            Capitalized terms used in this Waiver but not defined have the meaning provided in the Advisory Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Advisory Agreement shall refer to the Advisory Agreement after giving effect to this Waiver.

Section 2.           Waiver.

2.1            Waiver Period. For purposes of this Waiver, the “Waiver Period” means the six (6)-month period beginning on the date hereof and ending on April 20, 2027.

2.2            Waiver of Certain Advisory Fees. AINC and Ashford LLC hereby irrevocably waive, and the Company, the Operating Partnership and TRS hereby accept such waiver of, the requirement that the Company pay any and all Advisory Fees that would otherwise accrue or become payable by the Company for the advisory services provided by AINC pursuant to the Advisory Agreement during the Waiver Period (the “Fee Waiver”), which Advisory Fees shall not accrue or become payable by the Company at any time, whether during the term of the Advisory Agreement (including any extension thereof) or following any termination of the Advisory Agreement. The parties hereto agree and acknowledge that the Fee Waiver shall not be taken into account in calculating the Base Fee, the Minimum Base Fee or the Incentive Fee under the Advisory Agreement following the Waiver Period as such amounts shall be calculated as though the Advisory Fees that would otherwise have been payable during the Waiver Period were actually paid.

2.3            No Other Waiver. The Fee Waiver shall be effective only in this instance and for the specific purpose for which it was intended and shall not be deemed to be a consent to any other transaction or matter or a waiver of compliance in the future, or a waiver of any preceding or succeeding breach of the same or any other covenant or provision of the Advisory Agreement. Except as expressly set forth in this Waiver, nothing herein shall affect, amend, or otherwise modify the Advisor’s right to receive, or the Company’s obligation to make, any payments that are due and payable to the Advisor pursuant to the terms of the Advisory Agreement, including with respect to any accrued but unpaid fees or expenses.

Section 3.           Miscellaneous.

3.1            Advisory Agreement Unaffected. Each reference to the Advisory Agreement shall hereafter be construed as a reference to the Advisory Agreement after giving effect to this Waiver. Except as herein otherwise specifically provided, all provisions of the Advisory Agreement (after giving effect to this Waiver) shall remain in full force and effect and be unaffected hereby.

3.2            Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

3.3            Counterparts. This Waiver may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or other electronic transmissions, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

3.4            Governing Law; Consent to Jurisdiction. The provisions of Section 21 of the Advisory Agreement shall be set forth herein mutatis mutandis.

[Signature pages follow.]

IN WITNESS WHEREOF, this Waiver has been duly executed and delivered as of the date first above written.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Stephen Zsigray
Name:	Stephen Zsigray
Title:	President and Chief Executive Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP
By: Ashford OP General Partner LLC, its general partner

By:	/s/ Justin Coe
Name:	Justin Coe
Title:	Chief Accounting Officer

ASHFORD TRS CORPORATION

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

ASHFORD HOSPITALITY ADVISORS LLC

By:	/s/ Eric Batis
Name:	Eric Batis
Title:	Chief Executive Officer

ASHFORD INC.

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Limited Waiver]